Old Republic International Corporation

NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE FIRST QUARTER 2018

CHICAGO – April 26, 2018 – Old Republic International Corporation (NYSE: ORI) today reported the operating and net income amounts shown in the following table. Pretax operating income dropped across most segments in this year’s first quarter. On the other hand, post-tax operating income rose as it benefitted from lower corporate income tax rates. Net income was affected by the same factor, as well as the inclusion of unrealized fair-value investment gains (losses) on equity securities for the first time beginning in 2018. As a consequence, year-over-year post-tax operating and net income are not fully comparable among the periods reported upon. The table following the Financial Highlights shows the impact of these factors on period-to-period comparisons.

Old Republic International Corporation

Financial Highlights (a)
	Quarters Ended March 31,
	2018	2017	Change
Operating revenues:
General insurance	$904.8	$849.0	6.6%
Title insurance	523.6	527.8	-0.8
Corporate and other	11.6	11.9	-2.2
Subtotal	1,440.1	1,388.8	3.7
RFIG run-off business	26.7	41.1	-35.0
Total	$1,466.8	$1,429.9	2.6%
Pretax operating income (loss):
General insurance	$83.3	$93.7	-11.1%
Title insurance	29.5	40.4	-27.0
Corporate and other	6.5	1.1	N/M
Subtotal	119.4	135.3	-11.8
RFIG run-off business	10.9	14.5	-24.2
Total	130.4	149.8	(13.0)
Pretax investment gains (losses):
Realized from actual sale transactions	15.5	14.8	4.7
Unrealized from changes in fair value of equity securities	(152.0)	-	N/A
Total realized and unrealized investment gains (losses)	(136.4)	14.8	N/M
Consolidated pretax income (loss)	(6.0)	164.7	-103.7
Income taxes (credits)	(10.1)	51.6	-119.7
Net income (loss)	$4.0	$113.1	-96.4%
Components of post-tax diluted earnings per share:
Net operating income (loss):
General insurance	$0.26	$0.22	18.2%
Title insurance	0.08	0.09	-11.1
Corporate and other	0.03	0.02	50.0
Subtotal	0.37	0.33	12.1
RFIG run-off business	0.03	0.03	-
Net operating income (loss)	0.40	0.36	11.1
Net realized investment gains (losses) from actual sale transactions	0.04	0.03	33.3
Subtotal	0.44	0.39	12.8
Net unrealized investment gains (losses) from changes in fair value of equity securities	(0.43)	-	N/A
Net income (loss)	$0.01	$0.39	-97.4%
Cash dividends declared per share	$0.1950	$0.1900	2.6%
Ending book value per share	$16.82	$17.58	-4.3%

(a) Unaudited / All amounts in this report are stated in millions except per share data and percentages. N/M = Not meaningful / N/A = Not applicable

Old Republic International Corporation

Effective January 1, 2018, two significant events have occurred that have a bearing on the reporting of consolidated pretax income, as well as post-tax net operating and net income. The first arises from a new rule of the Financial Accounting Standards Board (“FASB”) which requires the inclusion of unrealized investment gains or losses emanating from changes in the fair value of equity (but not fixed maturity) securities in the determination of pre and post-tax net income. The second emanates from a reduction of nominal Federal corporate income tax rates from 35% to 21%.

To enhance a comparison of reported earnings among the periods reported upon, the following table shows the resulting effective income tax rates and the inclusion of changes in fair value of equity securities in 2017 results as if the new rule applied to that year.

	Quarters Ended March 31,
	2018	2017		Change
Pretax operating income	$130.4	$149.8		-13.0%
Income tax expense (effective rates 14.3% and 31.0%)(a)	18.5	46.4		-59.9
Net operating income	111.8	103.4		8.1
Realized investment gains (losses) from actual sale transactions	15.5	14.8		4.7
Income tax expense (effective rates 21.0% and 35.0%)(a)	3.2	5.1		-37.2
Net realized investment gains (losses)	12.2	9.6		27.3
Combined pretax operating income and realized investment gains (losses)	145.9	164.7		-11.4
Income tax expense (effective rates 15.0% and 31.3%)(a)	21.8	51.6		-57.6
Combined net operating income and realized investment gains (losses)	124.0	113.1		9.7%
Unrealized gains (losses) from changes in fair value of equity securities	(152.0)	47.9	(b)
Income tax expense (effective rates 21.0% and 35.0%)(a)	(32.0)	16.7	(b)
Net unrealized gains (losses)	(120.0)	31.2	(b)
Consolidated pretax income (loss)	(6.0)	212.7	(b)
Income tax expense (effective rates N/M and 32.1%)(a)	(10.1)	68.3	(b)
Net income (loss)	$4.0	$144.3	(b)

(a) Effective rates based on 2018 (21%) and 2017 (35%) nominal Federal income tax rates, respectively.
(b) Amounts for 2017 include the retroactive, “as if” addition of equity securities unrealized gains or losses for that period.

The above and preceding table show both net operating and net income to highlight the effects of realized and, beginning in 2018, certain unrealized investment gains or losses on period-to-period comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that the measure enhances an understanding of Old Republic’s core business results. Net operating income, however, does not replace GAAP net income as a measure of total profitability.

The realization of investment gains or losses can be highly discretionary due to such factors as the timing of individual securities sales, the recording of estimated losses from write-downs of impaired securities, tax-planning and tax-rate change considerations, as well as modifications in investment management judgments regarding the direction of securities markets or the future prospects of individual investees or industry sectors. The inclusion, beginning in 2018 of market-driven changes in equity investments’ valuations will likely produce, as it has most assuredly done in this year’s first three months, greater period-to-period fluctuations in reported net income particularly at times of significant instability or volatility in the securities markets. This FASB change, however, has no effect on management or evaluation of the Company’s operating results, nor on the determination of such critical elements as current income taxes, debt-to-equity ratios, shareholders’ equity, or its insurance subsidiaries’ ability to pay dividends to the ORI parent company.

Old Republic International Corporation

General Insurance Results – The table below shows the major elements affecting this segment’s performance for the periods reported upon.

	General Insurance Group
	Quarters Ended March 31,
	2018	2017	Change
Net premiums earned	$791.2	$742.8	6.5%
Net investment income	83.2	78.8	5.5
Other income	30.3	27.3	11.0
Operating revenues	904.8	849.0	6.6
Claim costs	566.1	527.6	7.3
Sales and general expenses	238.3	211.9	12.5
Interest and other costs	17.0	15.6	8.7
Total operating expenses	821.4	755.3	8.8
Pretax operating income (loss)(a)	$83.3	$93.7	-11.1%

Claim ratio	71.5%	71.0%
Expense ratio	26.3	24.9
Composite underwriting ratio	97.8%	95.9%

(a)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $0.4 and $(4.5) of pretax operating gains (losses) for the first quarter 2018 and 2017, respectively, were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

With few exceptions, earned premiums grew for most types of coverages and markets served. The aggregating effects of recent years’ rate increases along with new business production are main elements in the higher premium levels. Net investment income gained from the combination of a moderately larger invested asset base and uptrend in dividend income.

Claim costs were affected by better performance in workers compensation and commercial automobile (trucking) coverages. Poorer results for the relatively small and volatile general liability coverage and several other types of insurance, however, offset that better performance. For all coverages combined, current periods’ improving claim ratios were dampened by unfavorable developments of prior years’ reserves. These amounted to 2.0 and 1.4 percentage points in the first quarter of 2018 and 2017, respectively. The table below shows recent annual and quarterly trends in prior years’ developments:

	Reported Claim Ratio	Effect of Prior Years’ (Favorable)/Unfavorable Claim Reserves Development	Claim Ratio Excluding Prior Years' Claim Reserves Development
2013	73.6%	(0.9)%	74.5%
2014	77.9	3.9	74.0
2015	74.1	1.5	72.6
2016	73.0	0.3	72.7
2017	71.8%	0.7%	71.1%
1st Quarter 2017	71.0%	1.4%	69.6%
1st Quarter 2018	71.5%	2.0%	69.5%

2018’s expense ratio increased nearly 6% to 26.3%. This was largely caused by different production cost structures effecting some faster growing coverages in this year’s first quarter.

Old Republic International Corporation

Quarterly and even annual claim provisions and the trends they display may not be particularly meaningful in Old Republic’s liability insurance oriented mix of business. Absent significant economic and insurance industry dislocations in the foreseeable future, it is anticipated that reported claim ratios can be expected to fall within targeted averages in the high 60 percent to low 70 percent range. The current mix of business should result in the expense ratio ranging between 23 percent and 25 percent.

Old Republic International Corporation

Title Insurance Results – First quarter 2018 operating results were mostly affected by basically flat revenues, and higher claim costs and general expenses.

	Title Insurance Group
	Quarters Ended March 31,
	2018	2017	Change
Net premiums and fees earned	$513.8	$518.0	-0.8%
Net investment income	9.4	9.5	-0.4
Other income	0.2	0.2	1.9
Operating revenues	523.6	527.8	-0.8
Claim costs	12.9	11.0	17.4
Sales and general expenses	479.8	474.0	1.2
Interest and other costs	1.2	2.2	-41.8
Total operating expenses	494.0	487.3	1.4
Pretax operating income (loss)	$29.5	$40.4	-27.0%

Claim ratio	2.5%	2.1%
Expense ratio	93.3	91.5
Composite underwriting ratio	95.8%	93.6%

Year-over-year comparisons of revenues from title premiums and fees reflected relatively flat volume reported by independent agents, and a small decline for directly-produced business. By contrast, claim costs rose 17.4% in this year’s first quarter due primarily to lower favorable development of prior years’ claim reserves in the first quarter of 2018. The following table shows recent trends in reported claim ratios, and the impact on each calendar period of (favorable) or unfavorable developments of prior years’ claim reserve provisions:

	Reported Claim Ratio	Effect of Prior Years’ (Favorable)/Unfavorable Claim Reserves Development	Claim Ratio Excluding Prior Years' Claim Reserves Development
2013	6.7%	(0.2)%	6.9%
2014	5.2	(0.8)	6.0
2015	4.9	(0.6)	5.5
2016	3.8	(1.1)	4.9
2017	0.9%	(3.3)	4.2%
1st Quarter 2017	2.1%	(2.0)%	4.1%
1st Quarter 2018	2.5%	(1.6)%	4.1%

The expense ratio to premiums and fees rose to 93.3% in this year’s first quarter compared to 91.5% in the same period of 2017. The higher costs related mostly to rising salaries and associated benefits expenses.

Old Republic International Corporation

RFIG Run-off Business Results – First quarter results were largely effected by the continuing decline of risk in force and concomitant drop in earned premiums.

	RFIG Run-off Business
	Quarters Ended March 31,
	2018	2017	Change
A. Mortgage Insurance (MI)
Net premiums earned	$20.9	$31.3	-33.1%
Net investment income	5.1	5.2	-2.1
Claim costs	11.4	10.9	4.8
Pretax operating income (loss)(a)	$10.7	$19.3	-44.4%

Claim ratio	54.8%	35.0%
Expense ratio	18.3	19.9
Composite underwriting ratio	73.1%	54.9%

B. Consumer Credit Indemnity (CCI)
Net premiums earned	$0.4	$4.2	-90.2%
Net investment income	0.2	0.3	-32.4
Claim costs	-	8.8	-100.1
Pretax operating income (loss)(a)	$0.2	$(4.8)	104.1%

Claim ratio	-3.0%	209.2%
Expense ratio	107.4	13.9
Composite underwriting ratio	104.4%	223.1%

C. Total MI and CCI run-off business:
Net premiums earned	$21.3	$35.5	-39.9%
Net investment income	5.3	5.5	-3.9
Claim costs	11.4	19.8	-42.1
Pretax operating income (loss)(a)	$10.9	$14.5	-24.2%

Claim ratio	53.7%	55.7%
Expense ratio	20.0	19.2
Composite underwriting ratio	73.7%	74.9%

(a)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $0.4 and $(4.5) of pretax operating gains (losses) for the first quarter 2018 and 2017, respectively, were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Operating results of the run-off MI and CCI businesses were largely affected by a 39.9% drop in net earned premiums. As noted above, the reduction in MI earned premiums reflected the continuing decline in risk in force. For the CCI coverage, the much lower premiums in this year’s first quarter resulted from the elimination of a major bank as a source of significant premiums and claims. MI claim costs rose disproportionately to earned premiums in both quarterly periods. The indicated claim ratios (54.8% in 2018 and 35.0% in 2017) reflect reductions of 27.6 and 34.9 percentage points, respectively, due to favorable developments of prior years’ reserves.

Old Republic International Corporation

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these elements of Old Republic's business stem from volatility inherent to the small scale of the life and accident insurance line, net investment income, and net interest charges pertaining to external and intra-system financing arrangements. The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended March 31,
	2018	2017
Net premiums earned	$3.9	$4.6
Net investment income	7.7	7.2
Other income	-	-
Operating revenues	11.6	11.9
Claim costs	3.4	5.0
Insurance expenses	1.3	3.8
Corporate, interest and other expenses - net	0.3	1.8
Total operating expenses	5.1	10.8
Pretax operating income (loss)	$6.5	$1.1

Consolidated Results – The above summarized operating results of Old Republic’s segmented business are reflected in the following consolidation of accounts.

	ORI Consolidated
	Quarters Ended March 31,
	2018	2017	Change
Net premiums and fees earned	$1,330.4	$1,301.0	2.3%
Net investment income	105.8	101.2	4.5
Other income	30.6	27.6	10.8
Operating revenues	1,466.8	1,429.9	2.6
Claim costs	594.0	563.4	5.4
Sales and general expenses	728.0	700.2	4.0
Interest and other costs	14.4	16.4	-12.3
Total operating expenses	1,336.4	1,280.1	4.4
Pretax operating income (loss)	130.4	149.8	-13.0
Income taxes (credits)	18.5	46.4	-59.9
Net operating income (loss)	111.8	103.4	8.1
Realized investment gains (losses) from actual sale transactions	15.5	14.8	4.7
Income tax expense (credits)	3.2	5.1	-37.2
Net realized investment gains (losses)	12.2	9.6	27.3
Unrealized investment gains (losses) from changes in fair value of equity securities	(152.0)	-	N/A
Income tax expense (credits)	(32.0)	-	N/A
Net unrealized investment gains (losses)	(120.0)	-	N/A
Net realized and unrealized investment gains (losses)	(107.7)	9.6	N/M
Net income (loss)	$4.0	$113.1	-96.4%

Old Republic International Corporation

Claim ratio	44.6%	43.3%
Expense ratio	52.1	51.4
Composite underwriting ratio	96.7%	94.7%

Consolidated operating cash flow	$130.8	$146.1	-10.5%

Consolidated operating cash flow was additive to investable funds and operating needs in the amount of $130.8 and $146.1 for the first three months of 2018 and 2017, respectively. Excluding inherently negative operating cash flows in the RFIG run-off business, these amounts would have been $142.2 and $193.1, respectively.

Old Republic International Corporation

The sum-total of Old Republic's segmented results is represented by the following major components of pretax consolidated income:

	Quarters Ended March 31,
Pretax operating income:	2018	2017	Change
Underwriting and related services:
All segments except RFIG	$33.3	$56.0	-40.6%
RFIG run-off	5.6	8.9	-37.0
Subtotal	38.9	65.0	-40.1
Net investment income	105.8	101.2	4.5
Interest and other costs	(14.4)	(16.4)	-12.3
Total	130.4	149.8	-13.0
Realized investment gains (losses) from actual sale transactions	15.5	14.8	4.7
Unrealized investment gains (losses) from changes in fair value of equity securities	(152.0)	-	N/A
Consolidated pretax income (loss)	$(6.0)	$164.7	-103.7%

Cash, Invested Assets, and Shareholders' Equity – The table below shows Old Republic's consolidated cash and invested assets as well as the shareholders' equity balance at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		March 31,	December 31,	March 31,	March '18/	March '18/
		2018	2017	2017	Dec. '17	March '17
	Cash and invested assets:
	Invested assets, carried at fair value	$11,964.1	$12,468.9	$12,110.6	-4.0%	-1.2%
	Held to maturity, carried at amortized cost	1,061.8	1,067.4	1,056.9	-0.5%	0.5%
	Total per balance sheet	$13,026.0	$13,536.4	$13,167.5	-3.8%	-1.1%
	Total at original cost for all	$12,574.2	$12,783.4	$12,466.8	-1.6%	0.9%

Shareholders' equity:	Total	$5,048.6	$4,733.3	$4,585.6	6.7%	10.1%
	Per common share	$16.82	$17.72	$17.58	-5.1%	-4.3%

	Composition of shareholders' equity per share:
	Equity before items below	$16.05	$16.26	$16.17	-1.3%	-0.7%
	Unrealized investment gains (losses) and other
	accumulated comprehensive income (loss)	0.77	1.46	1.41	N/M	N/M
	Total	$16.82	$17.72	$17.58	-5.1%	-4.3%

	Segmented composition of shareholders' equity per share:
	Excluding run-off segment	$15.41	$16.14	$16.26	-4.5%	-5.2%
	RFIG run-off segment	1.41	1.58	1.32	-10.8	6.8
	Consolidated total	$16.82	$17.72	$17.58	-5.1%	-4.3%

Old Republic's invested assets are directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private

Old Republic International Corporation

equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of March 31, 2018, the consolidated investment portfolio reflected an allocation of approximately 75% to fixed-maturity and short-term investments, and 25% to equities. Investments in high quality, dividend-paying equity securities have been singularly emphasized since 2013. The asset quality of the fixed maturity portfolio has remained at high levels.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	Quarters Ended March 31,
	2018	2017
Beginning balance	$17.72	$17.16
Changes in shareholders' equity:
Post-tax net operating income (loss)	0.40	0.40
Post-tax net realized investment gains (losses)	0.04	0.03
Post-tax net unrealized investment gains (losses) on securities carried at fair value:
Reported in net income (loss)	(0.43)	-
Reported as other comprehensive income (loss)	(0.39)	0.16
Subtotal	(0.82)	0.16
Total post-tax realized and unrealized investment gains (losses)	(0.78)	0.19
Cash dividends	(0.1950)	(0.1900)
Debt conversion, stock issuance, and other transactions	(0.33)	0.02
Net change	(0.90)	0.42
Ending balance	$16.82	$17.58
Percentage change for the period	-5.1%	2.4%

Capitalization – The following table shows the components of total capitalization. The most significant change for the twelve months ended March 31, 2018 relates to the conversion of all of the convertible senior notes due 2018 into the Company’s common stock.

	Capitalization
	March 31,	December 31,	March 31,
	2018	2017	2017
Debt:
3.75% Convertible Senior Notes due 2018	$-	$470.6	$548.2
4.875% Senior Notes due 2024	396.3	396.2	395.8
3.875% Senior Notes due 2026	545.3	545.1	544.7
ESSOP debt	-	4.2	4.2
Other miscellaneous debt with an average yield of 3.0%	32.4	32.4	32.4
Total debt	974.1	1,448.7	1,525.5
Common shareholders' equity	5,048.6	4,733.3	4,585.6
Total capitalization	$6,022.7	$6,182.0	$6,111.1

Capitalization ratios:
Debt	16.2%	23.4%	25.0%
Common shareholders' equity	83.8	76.6	75.0
Total	100.0%	100.0%	100.0%

Old Republic International Corporation

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate claim costs that will emerge, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Accompanying Financial Data and Other Information:

•	Summary Financial Statements and Common Stock Statistics

•	About Old Republic

•	Safe Harbor Statement

Financial Supplement:

•	A financial supplement to this news release is available on the Company's website: www.oldrepublic.com

Old Republic International Corporation

Old Republic International Corporation
Summary Financial Statements and Common Stock Statistics (Unaudited)
		March 31,	December 31,	March 31,
	SUMMARY BALANCE SHEETS:	2018	2017	2017
	Assets:
	Cash and fixed maturity securities	$9,748.1	$10,145.9	$10,024.2
	Equity securities	3,149.7	3,265.5	3,012.2
	Other invested assets	128.1	124.9	131.1
	Cash and invested assets	13,026.0	13,536.4	13,167.5
	Accounts and premiums receivable	1,516.1	1,469.7	1,461.2
	Prepaid federal income taxes	114.3	114.3	114.3
	Reinsurance balances recoverable	3,401.9	3,371.8	3,280.6
	Sundry assets	940.3	911.1	881.6
	Total	$18,998.8	$19,403.5	$18,905.4
	Liabilities and Shareholders' Equity:
	Policy liabilities	$2,267.5	$2,176.3	$2,131.1
	Claim reserves	9,272.4	9,237.6	9,231.3
Federal income tax payable:	Current	27.2	6.5	42.1
	Deferred	33.4	100.5	64.8
	Debt	974.1	1,448.7	1,525.5
	Sundry liabilities	1,375.2	1,700.5	1,324.8
	Shareholders' equity	5,048.6	4,733.3	4,585.6
	Total	$18,998.8	$19,403.5	$18,905.4

Old Republic International Corporation

		Quarters Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	March 31,		March 31,
		2018	2017	2018	2017
	Net premiums and fees earned	$1,330.4	$1,301.0	$5,569.1	$5,388.6
	Net investment income	105.8	101.2	414.0	392.0
	Other income	30.6	27.6	105.2	107.6
	Net realized investment gains (losses) from actual sale transactions	15.5	14.8	212.3	43.5
	Unrealized investment gains (losses) from changes in fair value of equity securities	(152.0)	-	(152.0)	-
	Total revenues	1,330.4	1,444.8	6,148.7	5,931.7
	Claim costs	594.0	563.4	2,509.4	2,337.3
	Sales and general expenses	728.0	700.2	3,023.6	2,870.2
	Interest and other costs	14.4	16.4	61.0	55.9
	Total expenses	1,336.4	1,280.1	5,594.1	5,263.4
	Pretax income (loss)	(6.0)	164.7	554.6	668.3
	Income taxes (credits)	(10.1)	51.6	103.1	211.2
	Net income (loss)	$4.0	$113.1	$451.5	$457.1

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$0.01	$0.43	$1.69	$1.75
	Diluted	$0.01	$0.39	$1.55	$1.58
	Components of earnings per share:
	Basic, net operating income (loss)	$0.40	$0.40	$1.22	$1.65
	Realized investment gains (losses) from actual sale transactions	0.04	0.03	0.92	0.10
	Unrealized investment gains (losses) from changes in fair value of equity securities	(0.43)	-	(0.45)	-
	Basic net income (loss)	$0.01	$0.43	$1.69	$1.75
	Diluted, net operating income (loss)	$0.40	$0.36	$1.13	$1.49
	Realized investment gains (losses) from actual sale transactions	0.04	0.03	0.82	0.09
	Unrealized investment gains (losses) from changes in fair value of equity securities	(0.43)	-	(0.40)	-
	Diluted net income (loss)	$0.01	$0.39	$1.55	$1.58
	Cash dividends on common stock	$0.1950	$0.1900	$1.7650	$0.7525
	Book value per share			$16.82	$17.58
	Common shares outstanding:
	Average basic	278,116,902	260,784,905	266,567,472	260,487,776
	Average diluted	279,528,034	298,239,349	300,224,931	297,726,698
	Actual, end of period			300,199,982	260,951,345

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$4.0	$113.1	$451.5	$457.1
	Post-tax net unrealized gains (losses)	(117.8)	42.5	(86.4)	160.2
	Other adjustments	(3.1)	1.6	(13.2)	(2.6)
	Net adjustments	(120.9)	44.1	(99.6)	157.6
	Comprehensive income (loss)	$(116.8)	$157.2	$351.8	$614.7

Old Republic International Corporation

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $18.99 billion and common shareholders' equity of $5.04 billion, or $16.82 per share. Its current stock market valuation is approximately $6.41 billion, or $21.23 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2017, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 9.1% per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.7% annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.2% per share, and the regular cash dividend has grown at a 8.7% annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 96 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2017 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

Old Republic International Corporation

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue • Chicago, IL 60601 312-346-8100

2